UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 22, 2017

Commission File Number:  000-52369

FitLife Brands, Inc.

(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137

(Address of principal executive offices)

402-333-5260

(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  [  ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual Meeting of Stockholders of FitLife Brands, Inc. (the “Company”) held on June 22, 2017 (the “Annual Meeting”), stockholders approved the appointment of Dayton Judd to the Board of Directors, to serve until the next annual meeting of stockholders or until his successor is elected and qualified.

Mr. Judd is the Founder and Managing Partner of Sudbury Capital Management. Prior to founding Sudbury, Mr. Judd worked from 2007 through 2011 as a Portfolio Manager at Q Investments, a multi-billion dollar hedge fund in Fort Worth, Texas. Prior to Q Investments, he worked with McKinsey & Company from 1996 through 1998, and again from 2000 through 2007. Mr. Judd serves on the board of directors of RLJ Entertainment (NASDAQ: RLJE). He graduated from Brigham Young University in 1995 with a bachelor’s degree, summa cum laude, and a master’s degree, both in accounting. He also earned an MBA with high distinction from Harvard Business School in 2000, where he was a Baker Scholar. Mr. Judd is a Certified Public Accountant. The Company’s Nominating and Corporate Governance Committee believes that Mr. Judd’s significant experience in investing in microcap companies, together with his substantial ownership position in the Company’s common stock, will assist the Board of Directors in the management of the executive officers of the Company, and setting goals and objectives to build shareholder value.

There are no relationships or related party transactions between the Company or any of its executive officers or directors and Mr. Judd that would require disclosure under Item 401(d) or 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. Judd’s appointment.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

	For		Against
	Votes	% Voted	Votes	% Voted
John S. Wilson	3,774,827	98%	65,499	2%
Michael Abrams	3,774,827	98%	65,499	2%
Lewis Jaffe	3,536,679	92%	303,647	8%
Grant Dawson	3,774,827	98%	65,499	2%
Seth Yakatan	3,498,984	91%	341,342	9%
Todd Ordal	3,774,827	98%	65,499	2%
Dayton Judd	3,762,827	98%	77,499	2%

The Company’s Directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above were elected to serve on the Board of Directors until the 2018 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Proposal No. 2- Advisory Vote to Approve Executive Compensation (“Say-On-Pay Proposal”)

	For	Against	Abstain
Votes	3,671,614	154,174	14,538
% Voted	96%	4%	0%

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the Company’s stockholders voted, on an advisory basis, in favor of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on May 1, 2017.

Proposal No. 3- Ratification of Appointment of Auditors

	For	Against	Abstain
Votes	7,552,238	151,403	32,185
% Voted	98%	2%	0%

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Weinberg & Company P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2017.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on May 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: June 22, 2017	By:	/s/ Michael Abrams
Name: Michael Abrams
Title: Chief Financial Officer